UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     April 11, 2011

PROTECT PHARMACEUTICAL CORPORTION
(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

116 Village Boulevard, Suite 200, Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant's telephone number, including area code:   (609) 945-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2011, our current director Ramesha Sesha assumed the additional positions of Chief Executive Officer, Chief Scientific Officer and Chairman of the Board.  Mr. Sesha retains his current offices as Chief Operating Officer and Secretary of our company.  Mr. Sesha remains as our sole director, but we are actively pursuing adding one or more directors to the Board.

Mr. Sesha has been a director and Chief Operating Officer and Secretary of Protect Pharmaceutical since March 2010.  He has over 15 years experience in both the brand and generic pharmaceutical industry and is the inventor of all of our patent applications currently held.   Mr. Sesha is also the President of Nectid Inc, a privately held Princeton, New Jersey based pharmaceutical research and development firm, from which we acquired our patent applications.  From 2001 to October 2007, Mr. Sesha was the Senior Vice President of Intellectual Property and US Regulatory Submission at Wockhardt Limited in Bedminster, New Jersey, a generic pharmaceutical company.  Mr. Sesha is a qualified Organic Chemist and holds a Masters of Science from the University of Mysore, Mysore, India, with a focus on organic chemistry.

Also on April 11, 2011, the Board of Directors appointed Keith Elison to become and serve as our Chief Financial Officer, effective immediately and for a term of twelve months.  We have issued 60,000 shares of our common stock to Mr. Elison as compensation for his services.

Mr. Elison has more than eleven years of experience in public company accounting and SEC compliance and reporting issues.  Mr. Elison was previously associated as an auditor with HJ & Associates, LLC in Salt Lake City, Utah for five years.  For the past six years, he has been a financial consultant and partner with J & J Consulting, LLC in Farmington, Utah.  Mr. Elison’s professional experience has mainly involved providing accounting and financial reporting assistance for small and medium-sized publicly held companies.

Item 8.01   Other Events.

Protect Pharmaceutical has entered into a global partnership with Piramal Healthcare Limited to jointly collaborate in new drug discovery and new product development.  Piramal is an international pharmaceutical research company involved in new drug discovery and development of pharmaceutical compounds.  Management believes that the partnership will enable Protect to jointly perform synthesis, screening, pre-formulation, clinical supplies manufacturing and clinical studies to advance our pipeline products using Piramal’s global research and development capabilities and infrastructure.

Piramal Healthcare has FDA approved facilities in India, Europe and US and has an ongoing relationship with five of the biggest pharmaceutical companies. The partnership enables each firm to train and transfer technologies and scientific training to the other.  We believe that this collaboration complements our strategy to focus on retaining worldwide rights without having to invest in a manufacturing infrastructure or manage large scientific resources.

Pursuant to the terms of the partnership, there is no immediate transfer of funds or other financial obligation between the partners.  Each party will fund its own participation, unless agreed upon by a separate agreement.   We plan to enter into agreements to undertake a specific project jointly and a binding obligation will arise only after terms have been agreed upon and a definitive agreement is executed.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date: April 14, 2011	By /S/ Ramesha Sesha
Ramesha Sesha Chief Operating Officer